Exhibit 99.3
                  KOHL'S CORPORATION

               Offer for all Outstanding
          7 1/4% Debentures due June 1, 2029
                    in Exchange for
          7 1/4% Debentures due June 1, 2029
           Which Have Been Registered Under
              the Securities Act of 1933



THE EXCHANGE OFFER WILL EXPIRE 5:00 P.M., NEW YORK CITY
TIME, ON JULY       , 1999, UNLESS EXTENDED (THE
"EXPIRATION DATE'').  TENDERED OLD DEBENTURES MAY BE WITHDRAWN
AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION
DATE.



To Our Clients:

     Enclosed for your consideration is a Prospectus,
dated                      , 1999 (as the same may be
amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal
(the "Letter of Transmittal"), relating to the offer
(the "Exchange Offer") of Kohl's Corporation (the
"Company"), to exchange its 7 1/4% Debentures due June
1, 2029 which have been registered under the Securities
Act of 1933 (the "New Debentures") for its outstanding
7 1/4% Debentures due June 1, 2029 (the "Old
Debentures"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated
June 1, 1999, by and between the Company and Merrill
Lynch, Pierce, Fenner & Smith Incorporated, Morgan
Stanley & Co. Incorporated, BNY Capital Markets, Inc.
and Banc One Capital Markets, Inc.

     Holders of Old Debentures who cannot deliver all required documents to the Exchange Agent on or prior to the Expiration Date (as defined below), or who cannot complete the procedures for book-entry transfer on a timely basis, must follow the guaranteed delivery procedures described in the Prospectus under "The
Exchange Offer- Guaranteed Delivery Procedures."

     This material is being forwarded to you as the beneficial owner of the Old Debentures carried by us in your account but not registered in your name. A tender of such Old Debentures may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Debentures held by us for your account pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange
Offer will expire at 5:00 p.m., New York City time, on , 1999, unless extended by the Company. Any Old
Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York
City time, on the Expiration Date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all Old
          Debentures.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange
          Offer-Conditions to the Exchange Offer.''

     3. Any transfer taxes incident to the transfer of Old Debentures from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 9 of the Letter of Transmittal.

     4.   The Exchange Offer expires at 5:00 p.m., New
          York City time, on
          , 1999, unless extended by the Company.

     If you wish to have us tender your Old Debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Old Debentures held by us and registered in our name for your account or benefit.

             INSTRUCTIONS WITH RESPECT TO
                  THE EXCHANGE OFFER

     The undersigned acknowledges receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Kohl's
Corporation with respect to its Old Debentures.

     This will instruct you to tender the Old
Debentures held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related
Letter of Transmittal.

     Please tender the Old Debentures held by you for my account as indicated below:

                                          Aggregate Principal Amount
                                             of Old Debentures
                                          __________________________________

7 1/4% Debentures due June 1, 2029

[]  Please do not tender any Old Debentures
    held by you for my account.

Dated: __________________________, 1999

                                      _____________________________________
                                                  Signature(s)

                                      _____________________________________
                                      _____________________________________
                                      _____________________________________
                                      _____________________________________
                                          Please print name(s) here

                                      _____________________________________
                                      _____________________________________
                                      _____________________________________

                                                 Address(es)

                                       ____________________________________
                                       Area Code and Telephone Number

                                ___________________________________________
                                Tax Identification or Social Security No(s).


     None of the Old Debentures held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Debentures held by us for your account.